UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): November 24, 2015

FORCE PROTECTION VIDEO EQUIPMENT CORP.

(Exact name of registrant as specified in its charter)

Florida	333-174404	45-144-3512
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

140 Iowa Lane, Suite 101 Cary, NC 27511
(Address of principal executive offices)

(919) 780-7897
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01

ENTRY INTO A DEFINITIVE AGREEMENT

On November 24, 2015, we entered into an amendment to the Securities Purchase Agreement described in our 8-K filed November 16, 2015 which increased the Subscription Amount of Notes from $1,150,000 to $2,250,000.  The purchase will occur in four (4) tranches (each a “Tranche”), with the first Tranche of $150,000 already being paid on November 11, 2105. The second Trance will be $100,000 and will occur within (5) five business days of the filing of the Registration Statement which the Company is obligated to file. The third Trance of will be for $1,000,000 and will occur within five (5) Business Days after the effective date of the Registration Statement. The fourth Trance will be for $1,000,000 and will occur within seven (7) business days after the effective date of the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

            Force Protection Video Equipment Corp.

(Registrant)

By: /s/Paul Feldman
President

Dated: November 30, 2015

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